Exhibit 10.5

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

Aug. 16 2010

Shlomo Kramer

Dear Shlomo:

In connection with your transition of employment from Imperva, Ltd. in Israel to Imperva, Inc. in the United States, Imperva, Inc. (the “Company”) is pleased to offer you employment on the following terms:

1. Position. Your initial title will be President and Chief Executive Officer, and you will report to the Company’s Board of Directors. This is a full-time position. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Cash Compensation. The Company will pay you an annualized starting salary of $250,000, payable in accordance with the Company’s standard payroll schedule. This rate will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. In addition, you will be eligible to be considered for an incentive bonus. The bonus (if any) will be awarded based on quarterly objective or subjective criteria approved by the Company’s Board of Directors. Your target annual bonus will be equal to $250,000, and bonus awards will be paid on an annual basis, after the Board of Directors approval.

3. Employee Benefits. As a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time.

4. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

5. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized representative of the Company’s Board of Directors (other than you).

In case the company will decide to terminate your employment, the Company will notify you about your end of employment three (3) months in advanced.

6. Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the prior written consent of the Company (provided, however, that such consent is not required for outside advisory, consulting or board service activities that you engage in as of the date of this letter). While you render services to the Company, you also will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company.

7. Withholding Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

8. Relocation expenses

a. The company will pay you up to $25,000 for relocation expenses against receipts.

b. The company will pay for you and your family travel expenses to the US and at the end of the relocation period back to Israel.

c. Once a year the company will pay for round trip for you and your family to Israel.

9. Entire Agreement. This letter agreement supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between you and the Company, or between you and other subsidiaries or affiliates of the Company, including but not limited to Imperva, Ltd.

* * * * *

You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on Aug. 18 2010, As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. It is projected that you will start work with the Company in its Redwood Shores, California office on August 16, 2010.

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

/s/ Aviv Shoham

Very truly yours, IMPERVA, INC.

By	Aviv Shoham

Title:	VP Finance

Dated:	Aug. 18 2010

I have read and accept this employment offer:

/s/ Shlomo Kramer
Signature of Shlomo Kramer

Dated:	Aug. 18th ’10

Attachment
Exhibit A: Proprietary Information and Inventions Agreement

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that Imperva Inc., a Delaware corporation (the “Company”) and I, Shlomo Kramer, have had since the commencement of my employment with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, siri generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, knowhow, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by applicable law (collectively “Inventions”) and I will promptly disclose all Inventions to Company. I will also disclose anything I believe is excluded by law so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as its agents and attorneys-in-fact to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of this Agreement, I have listed it on Appendix A. If I use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company, Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”).

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4. I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5. Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

6. I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

7. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by a duly authorized representative of Company’s Board of Directors.

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

8. I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

9. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto and without posting of any bond in addition to any other remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Aug. 18, 2010

/s/ Shlomo Kramer
Employee Signature

Shlomo Kramer
Name (Printed)

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

Accepted and Agreed to:
Imperva Inc.

/s/ Aviv Shoham

By	Aviv Shoham

3400 Bridge Parkway, Suite 101
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 245-0500
www.imperva.com

APPENDIX A

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

A. Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

B. Result from any work performed by the employee for his employer. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.